CLARKE AMERICAN ANNOUNCES FIRST QUARTER 2006 RESULTS

SAN ANTONIO, TX – May 5, 2006 – Clarke American Corp. today reported results for the quarter ended March 31, 2006 in its quarterly report filed with the Securities and Exchange Commission. Clarke American’s financial results for the quarter are also included in the quarterly report filed today with the SEC by M & F Worldwide Corp. (NYSE: MFW), which is the parent company of Clarke American. For more information about the business of M & F Worldwide and Clarke American, please see their other filings with the SEC, including Clarke American’s prospectus filed on May 2, 2006 and M & F Worldwide’s annual report on Form 10-K for the year ended December 31, 2005.

For the quarter ended March 31, 2006, Clarke American’s consolidated revenues increased to $162.9 million, compared with $154.4 million in in the first quarter 2005. Revenues for the first quarter reflected a 1.7% increase in unit volume and a 3.7% increase in revenues per unit. Clarke American’s net income1 decreased to $6.4 million from $11.0 million in the 2005 period. The decrease in net income was primarily due to an increase in expenses that resulted from purchase accounting adjustments (and resulting increases in depreciation and amortization) related to Clarke American being acquired by M & F Worldwide and increased interest expense due to acquisition-related financing, partially offset by the reduction in charges related to a stock option plan terminated in 2005. EBITDA2 increased to $38.7 million, compared to $29.8 million in the first quarter 2005. EBITDA is a non-GAAP measure that is defined in the footnotes to this release and which is reconciled to net income, the most directly comparable GAAP measure, in the accompanying financial tables.

‘‘Clarke American had a strong first quarter,’’ said Charles Dawson, President and CEO of Clarke American. ‘‘Clarke American’s first quarter growth is reflective of our success in developing new partnerships with financial institutions as well as expanding current ones through our expertise in adding value to their customer checking account relationships.’’

Revenues from the Financial Institution division increased to $136.6 million in the first quarter, compared to $129.6 million in the 2005 period. Revenue growth for the first quarter was driven by a 2.0% increase in unit volume and a 3.3% increase in revenues per unit. The volume growth was largely attributable to the addition of two large clients in 2005, partially offset by the loss of a large client. Revenue per unit improvement was largely attributable to new products and services. Operating income increased to $22.1 million, compared to $20.7 million in the first quarter 2005. Included in the 2006 period is $7.2 million of incremental depreciation, amortization and other non-cash charges resulting from the M & F Worldwide acquisition. Offsetting this decline was decreased expense of $2.8 million related to the termination of a stock-based compensation plan in 2005, increased revenues per unit and incremental cost reductions.

Revenues from the Direct to Consumer division increased to $26.3 million in the first quarter 2006, compared to $24.8 million in the 2005 period. Revenue growth for the first quarter was driven by a 7.4% increase in revenues per unit, partially offset by a 1.4% decline in unit volume. The decrease in unit volume was largely attributable to industry check usage declines and lower customer response rates to direct mail advertisements. Revenues per unit increased largely due to sales of treasury management supplies, business kits and other non-check products and services. Operating income decreased to $3.0 million, compared to $3.4 million in the first quarter 2005. Included in the 2006 period is $1.7 million of incremental intangible and other amortization related to the M & F Worldwide acquisition. Partially offsetting this decline were incremental cost reductions.

About Clarke American

Clarke American Corp. is a leading provider of checks, related products and services, and marketing services. Clarke American Corp. serves financial institutions through the Clarke American and Alcott Routon brands and serves consumers and businesses directly through the Checks In The Mail and B2Direct brands. Clarke American Corp. is a wholly owned subsidiary of M & F Worldwide Corp., a holding company that, in addition to Clarke American, wholly owns Mafco Worldwide Corporation, which is the world’s largest producer of licorice extracts and related products.

Forward Looking Statements

This press release contains forward looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Clarke American’s control. All statements other than statements of historical facts included in this press release, including those regarding Clarke American’s strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words ‘‘believes,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates’’ or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Clarke American believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause Clarke American’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: 1) Clarke American’s substantial indebtedness; 2) covenant restrictions under Clarke American’s indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 6) intense competition in all areas of Clarke American’s business; 7) Clarke American’s costs as a stand-alone company; and 8) interruptions or adverse changes in Clarke American’s supplier relationships, technological capacity, intellectual property matters, and applicable laws.

You should read carefully the factors described in Item 1A of the annual report furnished as an exhibit to M & F Worldwide’s current report on Form 8-K furnished on April 3, 2006 for a description of risks that could, among other things, cause actual results to differ from these forward looking statements.

Non-GAAP Financial Measures

In this release, Clarke American presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (‘‘GAAP’’). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Clarke American that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to prepaid rebates). Clarke American presents EBITDA because it believes it is an important measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Clarke American’s industry.

Clarke American believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance although EBITDA should not be considered as a measure of liquidity. In addition, Clarke American utilizes EBITDA when interpreting operating trends and results of operations of its business.

Clarke American also uses EBITDA for the following purposes:    Clarke American’s senior credit facilities use EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence. Clarke American’s executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Clarke American and others in its industry to evaluate and price potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Clarke American to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Clarke American may incur expenses such as those excluded in calculating it. Clarke American’s presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Clarke American’s cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Clarke American’s working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Clarke American’s debt;

•	although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Clarke American’s statements of cash flows; and

•	other companies in Clarke American’s industry may calculate EBITDA differently from Clarke American, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of Clarke American’s business or as a measure of cash that will be available to Clarke American to meet its obligations. You should compensate for these limitations by relying primarily on Clarke American’s GAAP results and using EBITDA only supplementally.

Clarke American presents Adjusted EBITDA as a further supplemental measure of its performance. Clarke American prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Clarke American’s ongoing operating performance. Such items include restructuring costs, certain non-operational items, stock-based compensation, group management fees charged by our former parents, certain stand-alone costs, an earnout related to our Alcott Routon acquisition and other non-cash adjustments. You are encouraged to evaluate each adjustment and the reasons Clarke American considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Clarke American may incur expenses, including cash expenses, similar to the adjustments in this presentation. Clarke American’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Media:	Investor Relations:
LaRhesa Pollock	Ben Cosby
210-690-6498	210-694-1189
lpollock@clarkeamerican.com	bcosby@clarkeamerican.com

Notes

(1) Although Clarke American was not a separate stand-alone company from Novar plc (Clarke American’s indirect parent company during the three months ended March 31, 2005) during the three months ended March 31, 2005, the accompanying financial statements have been prepared as if Clarke American had existed as a separate stand-alone company for such period. The financial information presented may not reflect the combined financial position , operating results and cash flows of Clarke American had it been a separate stand-alone entity during the three months ended March 31, 2005. As a result of the acquisition by M & F Worldwide and the resulting change in ownership, Clarke American’s operating results for the three months ended March 31, 2006 and the three months ended March 31, 2005 are presented as ‘‘Successor’’ and ‘‘Predecessor (Novar)’’ respectively:

Clarke American Corp. and Subsidiaries
Consolidation Statements of Income
(in millions)
(unaudited)

	Successor	Predecessor (Novar)
	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
Net revenues	$162.9	$154.4
Cost of revenues	100.7	91.1
Gross profit	62.2	63.3
Selling, general and administrative expenses	37.1	39.2
Operating income	25.1	24.1
Interest income	—	0.1
Interest expense	(14.6)	(5.7)
Income before income taxes	10.5	18.5
Provision for income taxes	(4.1)	(7.5)
Net income	$6.4	$11.0

(2) The following table is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated (unaudited):

	Successor	Predecessor (Novar)
	Three Months Ended March 31, 2006	Three Months Ended March 31, 2005
	(unaudited, in millions)
Net income	$6.4	$11.0
Interest expense, net	14.6	5.6
Provision for income taxes	4.1	7.5
Depreciation and amortization	13.6	5.7
EBITDA	$38.7	$29.8
Adjustments:
Restructuring (a)	—	0.4
Non-operational items (b)	—	0.2
Stock-based compensation (c)	—	3.4
Stand-alone costs (d)	—	(0.7)
Alcott Routon earnout (e)	0.2	—
Amortization of tenant finishout allowances (f)	—	(0.3)
Impact of purchase accounting adjustments (g)	1.1	—
Adjusted EBITDA	$40.0	$32.8

(a)	Reflects restructuring expenses, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses, associated with the closure of two facilities and a realignment of our sales force.

(b)	Reflects gain/loss on non-ordinary course sales of fixed assets and sublease income related to facilities Clarke American has closed.

(c)	Reflects non-cash charges incurred due to the accelerated vesting of stock options held by certain members of senior management under a plan terminated in March 2005. No officer or director currently owns any options or shares of Clarke American.

(d)	The adjustment to the three months ended March 31, 2005 reflects management estimates of additional costs as if Clarke American had operated as a separate, stand-alone entity during such period including costs to operate as a stand-alone public entity, replace the legal, tax, risk management and other services provided by Clarke American’s former parent companies and adjust the compensation of certain executives who, in connection with the acquisition by M&F Worldwide, have entered into employment agreements that became effective upon the completion of such acquisition.

(e)	Reflects charges incurred under an earnout arrangement recorded as SG&A expense resulting from the 2004 purchase of Alcott Routon, Inc. Approximately $1.9 million out of a maximum $3.0 million was accrued but not paid in 2005. Management estimates the remainder to be accrued in 2006 and 2007. The terms of the agreement call for all earned amounts to be paid in 2007.

(f)	Reflects the amortization of deferred liabilities resulting from capitalized leasehold improvements paid for by landlords.

(g)	Reflects the negative effect on net income primarily from the fair value inventory adjustment related to purchase accounting resulting from completion of the M&F Worldwide acquisition effective December 15, 2005.